UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2010

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As of July 20, 2010, PharmAthene, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), relating to the Company’s registered offer and sale of shares of its common stock and warrants to purchase its common stock.  A copy of the Placement Agency Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an  accredited investor.  The Securities Purchase Agreement relates to the issuance and sale to this investor in a registered offering by the Company of an aggregate of 2,785,714 shares of its common stock, at a price of $1.40 per share (each a “Share,” and, collectively, the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 1,323,214 shares of common stock.   The Company expects to receive gross proceeds of approximately $3.9 million before placement agent fees and other expenses.  The Securities Purchase Agreement contains representations, warranties, and covenants of the Company and the investor that are customary for transactions of this type. The Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Warrants are exercisable beginning six months after their initial issuance at an exercise price of $1.63 per share until the six-year anniversary of the initial exercise date. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions.  A copy of the form of Warrant is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company has also engaged Noble Financial Group, Inc. (“Noble”) to serve as its non-exclusive financial advisor in connection with the offer and sale of the Shares and Warrants.  Pursuant to the Placement Agency Agreement, the Placement Agent will receive an aggregate fee of 7.0% of the gross proceeds from the offering, less a financial advisory fee of $20,475 payable by the Company to Noble.  The aggregate amount of placement fees payable to the Placement Agent is estimated to be $273,000, before deduction of the financial advisory fee payable to Noble.  In addition, the Company will reimburse the Placement Agent for expenses incurred in connection with the transaction (including reasonable attorney’s fees and expenses) up to $45,000.

The description of the offering provided herein is qualified in its entirety by reference to the Placement Agency Agreement, the Securities Purchase Agreement and the form of Warrant.  The Company has filed with the Securities and Exchange Commission (the “Commission”) the Placement Agency Agreement, the Securities Purchase Agreement and the form of Warrant to provide investors and the Company’s stockholders with information regarding their respective terms and in accordance with applicable rules and regulations of the Commission.  Each of the two agreements contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the Placement Agency Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The Shares are being issued pursuant to a prospectus supplement dated July 20, 2010, filed with the Commission pursuant to Rule 424(b) under the Securities Act, as part of a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-156997), including a related prospectus, which was declared effective by the Securities and Exchange Commission on February 12, 2009.

On July 20, 2010, the Company issued a press release announcing the execution of the Placement Agency Agreement and the Securities Purchase Agreement and the general terms of the securities being offered.  The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

At March 31, 2010, accounts receivables and other receivables (including unbilled receivables) totaled approximately $16.9 million primarily due to delays in billing for services related to the SparVax™ second generation anthrax vaccine program and the normal payment cycles of the Company’s U.S. Government customers.  Although the Company has recently expedited the billing of its second generation anthrax vaccine program, a significant portion of these recently submitted invoices are still undergoing the review and approval process prior to being paid.  In addition, the bid protest filed by a third party with the U.S. Government Accountability Office (GAO) in March 2010, challenging the decision by the U.S. Department of Health and Human Services (HHS) to enter into the modification to the Company’s research and development contract with BARDA for the development of SparVax™ and resulting “stop-work” order, caused delays in the Company’s work under that modification. The bid protest was ultimately denied, and the related stop work-order canceled in June 2010.  Nevertheless, the protest, along with the accumulated billing and collection delays, have reduced revenues and the Company’s available cash and cash equivalents.   The combination of these two developments has reduced the Company’s operating cash flows which has resulted in a need for additional financing to fund working capital needs.

Further, BARDA has expressed concerns regarding the Company’s performance from April 1, 2009 (the date when the contract was transferred from NIAID to BARDA) through April 30, 2010 under the Company’s existing contract for the development of SparVax™.  The Company has been working closely with the agency to resolve the issues and believes that it has made significant progress in that regard.  If, however, the Company is unable to perform adequately under this contract, it may be at increased risk that BARDA will curtail its activities under, or terminate, that contract.

Item 9.01	Financial Statements and Exhibits

(d)  The following exhibits are filed herewith:

No.	Description

1.1	Placement Agency Agreement dated as of July 20, 2010 by and among the Company and Roth Capital Partners, LLC

10.1	Form of Securities Purchase Agreement dated as of July 20, 2010 between the Company and the Investor

10.2	Form of Warrant

99.1	Press Release dated July 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: July 20, 2010	By:	/s/ Charles A. Reinhart III
Charles A. Reinhart III
Senior Vice President and Chief Financial Officer